As filed with the Securities and Exchange Commission on July 6, 2015.
Registration Number 333-
________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________________
ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3672603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip code)

Seventh Amended and Restated 2005 Stock Option Plan
Sixth Amended and Restated 2008 Restricted Stock Plan
(Full title of the plan)

Victor Lee
12300 North Grant Street
Thornton, Colorado 80241
(Name and address of agent for service)

(720) 872-5000
(Telephone number, including area code, of agent for service)
________________________________________________________________________
Copy to:
James H. Carroll
Faegre Baker Daniels LLP
1470 Walnut Street, Suite 300
Boulder, Colorado 80302
(303) 447-7700
________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer  ☐     Accelerated filer  ☐       Non-accelerated filer  ☐       Smaller reporting company  ☑
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001 per share, to be issued under the 2005 Stock Option Plan, as amended	5,030,000 shares
Common Stock, par value $0.0001 per share, to be issued under the 2008 Restricted Stock Plan, as amended	2,245,000 shares
Total	7,275,000 shares	$0.5325	$3,873,938	$450.16

[1]
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Ascent Solar Technologies, Inc. (the “Company”) that become issuable under the 2005 Stock Option Plan, as amended (the “2005 Stock Option Plan”) and the 2008 Restricted Stock Plan, as amended (the “2008 Restricted Stock Plan” and, together with the 2005 Stock Option Plan, the “Plans”) by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of outstanding shares of the Company’s common stock.

[2]
Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the NASDAQ Capital Market on July 2, 2015, pursuant to Rule 457(c) and (h)(1) under the Securities Act.

________________________________________________________________________

EXPLANATORY NOTE

2008 Restricted Stock Plan. The Company’s stockholders approved an amendment and restatement of the 2008 Restricted Stock Plan on May 22, 2014. This amendment and restatement of the 2008 Restricted Stock Plan increased the maximum number of shares of Common Stock available for issuance by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares. As a result of a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock that occurred on August 26, 2014, the number of additional shares of Common Stock available under the 2008 Restricted Stock Plan was adjusted from 2,000,000 shares to 200,000 shares. On October 22, 2014, the Company’s stockholders approved an amendment and restatement of the 2008 Restricted Stock Plan which increased the maximum number of shares of Common Stock available for issuance by 1,045,000 shares from 455,000 shares (as adjusted for the Reverse Stock Split) to 1,500,000 shares. On May 28, 2015, the Company’s stockholders approved an amendment and restatement of the 2008 Restricted Stock Plan which increased the maximum number of shares of Common Stock available for issuance by 1,000,000 shares from 1,500,000 shares to 2,500,000 shares.

2005 Stock Option Plan. On October 22, 2014, the Company’s stockholders approved an amendment and restatement of the 2005 Stock Option Plan which increased the maximum number of shares of Common Stock available for issuance by 3,030,000 shares from 370,000 shares (as adjusted for the Reverse Stock Split) to 3,400,000 shares. On May 28, 2015, the Company’s stockholders approved an amendment and restatement of the 2005 Stock Option Plan which increased the maximum number of shares of Common Stock available for issuance by 2,000,000 shares from 3,400,000 shares to 5,400,000 shares. On June 18, 2015, the Company’s board of directors approved (subject to subsequent stockholder approval) an amendment and restatement of the 2005 Stock Option Plan, but no additional shares were authorized in this amendment and restatement.

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register the additional 7,275,000 shares (the “Additional Shares”) of Common Stock of the Company available for issuance under the Plans, which consist of the additional (i) 3,030,000 shares approved under the 2005 Stock Option Plan in October 2014, (ii) 2,000,000 shares approved under the 2005 Stock Option Plan in May 2015, (iii) 200,000 shares approved under the 2008 Restricted Stock Plan in May 2014, (iv) 1,045,000 shares approved under the 2008 Restricted Stock Plan in October 2014, and (v) 1,000,000 shares approved under the 2008 Restricted Stock Plan in May 2015.

The Company previously filed the following Registration Statements on Form S-8 (collectively, the “2005 Plan Prior Registration Statements”) with respect to the shares of Common Stock issuable under the 2005 Stock Option Plan:

•	Registration Statement No. 333-142768, filed May 9, 2007, registering 1,000,000 shares of Common Stock (100,000 shares as adjusted for the Reverse Stock Split);

•	Registration Statement No. 333-152642, filed July 30, 2008, registering an additional 500,000 shares of Common Stock (50,000 shares as adjusted for the Reverse Stock Split);

•	Registration Statement No. 333-161794, filed September 9, 2009, registering an additional 1,000,000 shares of Common Stock (100,000 shares as adjusted for the Reverse Stock Split); and

•	Registration Statement No. 333-171355, filed December 22, 2010, registering an additional 1,200,000 shares of Common Stock (120,000 shares as adjusted for the Reverse Stock Split).

The Company previously filed the following Registration Statements on Form S-8 (collectively, the “2008 Plan Prior Registration Statements” and, together with the 2005 Plan Prior Registration Statements, the “Prior Registration Statements”) with respect to the shares of Common Stock issuable under the 2008 Restricted Stock Plan:

•	Registration Statement No. 333-152643, filed July 30, 2008, registering 750,000 shares of Common Stock (75,000 shares as adjusted for the Reverse Stock Split);

•	Registration Statement No. 333-171356, filed December 22, 2010, registering an additional 800,000 shares of Common Stock (80,000 shares as adjusted for the Reverse Stock Split); and

•	Registration Statement No. 333-182410, filed June 28, 2012, registering an additional 1,000,000 shares of Common Stock (100,000 shares as adjusted for the Reverse Stock Split).

Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are incorporated herein by reference, except that provisions contained in Part II of the Prior Registration Statements are modified as set forth herein.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):
(a)     the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;
(b)     the Company’s Quarterly Report on Form 10-Q filed on May 15, 2015;
(c)     the Company’s Current Reports on Form 8-K filed on February 19, February 20, February 23, April 7, May 8, May 15, May 18, June 1, June 15 and June 23, 2015, to the extent filed and not furnished; and
(d)     the description of the Company’s common stock contained in Forms 8-A filed on June 19, 2006 and August 8, 2006 and any amendments or reports filed for the purpose of updating such description.
In addition, all other reports and documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits

Exhibit No.	Description

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed January 23, 2006 (Reg. No. 333-131216), as amended)

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 11, 2014)
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 2, 2014)
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 28, 2014)
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 23, 2014)
3.7	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 17, 2009)
3.8	First Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
3.9	Second Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 25, 2013)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed January 23, 2006 (Reg. No. 333-131216), as amended)
4.2
Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on July 1, 2013 (Reg. No. 333-189739))

4.3	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on July 1, 2013 (Reg. No. 333-189739))
4.4
Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock and Series B-2 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 30, 2013)

4.5
Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock (incorporated by reference to Exhibit 2 to the Stock Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2014)

4.6
Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 17, 2014)

4.7	Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 20, 2015).
4.8	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 17, 2014)

4.9	Form of Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 20, 2015).
5.1	Opinion of Faegre Baker Daniels LLP*
23.1	Consent of Hein & Associates LLP*
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	Seventh Amended and Restated 2005 Stock Option Plan*
99.2	Sixth Amended and Restated 2008 Restricted Stock Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed May 1, 2015)

*Filed herewith.

Item 9.     Undertakings

A.    Post-Effective Amendments.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Subsequent Documents Incorporated by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Claims for Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on July 6, 2015.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Victor Lee
Lee Kong Hian (aka Victor Lee)
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Lee, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Victor Lee	President, Chief Executive Officer and
Lee Kong Hian (aka Victor Lee)	Director (Principal Executive Officer)	July 6, 2015

/s/ Victor Lee	Interim Principal Financial Officer
Lee Kong Hian (aka Victor Lee)	(Principal Financial and Accounting Officer)	July 6, 2015

/s/ Amit Kumar	Chairman of the Board of Directors
Amit Kumar, Ph.D.		July 6, 2015

/s/ Kim J. Huntley	Director
Kim J. Huntley		July 6, 2015

/s/ G. Thomas Marsh	Director
G. Thomas Marsh		July 6, 2015

Director
Xu Biao (aka Winston Xu)

Exhibit Index
Exhibit No.	Description

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed January 23, 2006 (Reg. No. 333-131216), as amended)

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 11, 2014)
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 2, 2014)
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 28, 2014)
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 23, 2014)
3.7	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 17, 2009)
3.8	First Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)
3.9	Second Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 25, 2013)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed January 23, 2006 (Reg. No. 333-131216), as amended)
4.2
Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on July 1, 2013 (Reg. No. 333-189739))

4.3	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on July 1, 2013 (Reg. No. 333-189739))
4.4
Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Preferred Stock and Series B-2 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 30, 2013)

4.5
Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock (incorporated by reference to Exhibit 2 to the Stock Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2014)

4.6
Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 17, 2014)

4.7	Certificate of Designations of Preferences, Rights and Limitations of Series D-1 Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 20, 2015).
4.8	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 17, 2014)
4.9	Form of Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 20, 2015).
5.1	Opinion of Faegre Baker Daniels LLP*
23.1	Consent of Hein & Associates LLP*
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	Seventh Amended and Restated 2005 Stock Option Plan*
99.2	Sixth Amended and Restated 2008 Restricted Stock Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed May 1, 2015)

*Filed herewith.